Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-82407, 333-71110, 333-117457, 333-117458, 333-151583, 333-170287, and 333-177839 of Elizabeth Arden, Inc. of our report dated August 10, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 10, 2012